                                  EXHIBIT 24

                               POWER OF ATTORNEY


Know All Men By These Presents, that each person whose signature appears below constitutes and appoints W. J. Sanders III and Marvin D. Burkett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Advanced Micro Devices, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and any and all amendments thereto and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                  Title                          Date
---------                  -----                          ----

/s/ W. J. Sanders III      Chairman of the Board          February 7, 1996
------------------------   and Chief Executive Officer
W. J. Sanders III          (Principal Executive Officer)


/s/ Anthony B. Holbrook    Vice Chairman of the Board     February 7, 1996
------------------------
Anthony B. Holbrook

/s/ Richard Previte        Director, President and        February 7, 1996
------------------------   Chief Operating Officer
Richard Previte

/s/ Friedrich Baur         Director                       February 7, 1996
------------------------
Friedrich Baur

/s/ Charles M. Blalack     Director                       February 7, 1996
------------------------
Charles M. Blalack

/s/ R. Gene Brown          Director                       February 7, 1996
------------------------
R. Gene Brown

/s/ Joe L. Roby            Director                       February 7, 1996
------------------------
Joe L. Roby

/s/ Leonard Silverman      Director                       February 7, 1996
------------------------
Leonard Silverman